Exhibit 10.26

Contract for Land Attachment Transfer

This contract is signed by and between:

Assigner: Hainan Hengtian Industry Co., Ltd	(Herein under Party A)

Assignee: Hainan Yubao Feedstuff Co., Ltd	(Herein under Party B)

Through friendly negotiation and in accordance with the principle of equality, voluntariness and onerousness, both parties hereinabove entered into the Contract regarding the issue of transferring the use rights of the land attachments in Wenchang Qinglan Development Area owned by Hainan Hengtian Industry Co., Ltd.

Clause 1 The location, scope and quantity of the land attachment to be transferred

1.	The land attachment to be transferred to Party B by Party A is located in the neighborhood of Hainan Wenchang Chicken Food Co., Ltd, the Land Use Right Certificate number of which is WGY (2005) Zi No. W0302208.

2.	Party A shall transfer all the attachment of this land to Party B.

3.	The land attachment to be transferred includes 280m of earth-retaining wall and 10 thousand cubic meters of backfill earthwork.

Clause 2 The price and payment terms of the land attachment transfer

1.	The transfer price of the contracted land attachment is RMB2, 000,000.

2.	Party B shall pay RMB500, 000 to Party A as advance payment on the first effective date of this Contract. And, Party B shall pay off the balance of the transfer fee, namely, RMB1,500,000 to Party A provided that both parties has gone through deed tax-related formalities regarding the change of the Land Use Right Certificate of the land to which the attachment belongs.

Clause 3 Liabilities & Responsibilities of Party A and Party B

(I)	Party A’ Responsibility

1.	Party A shall guarantee to deliver the land attachment to Party B after finishing the deed tax-related formalities relating to the change of Land Use Right Certificate to which the attachment belongs.

2.	Party A shall guarantee that the same will not sign or negotiate transaction issues relating to the land attachment referred to in this Contract with any third party after entering into this contract with Party B.

(II)	Party B’s Responsibility

1.	Must provide relevant documents needed for change of the Land Use Right Certificate in a timely manner.

2.	Should actively assist Party A in going through the formalities of modification and transfer of the land use right.

3.	Should pay the transfer fee for the land attachment on time.

4.	If Party B delays the payment of the transfer fee on purpose when Party A has finished all the formalities and is ready to deliver the land attachment, Party B should pay 0.5% of the contract price as penalty for each day delayed.

Clause 4 Dispute Settlement

If any dispute occurs during the performance of this contract, both parties shall try to settle it through friendly negotiation. If the same can not be solved through negotiation, both parties should submitted the dispute to arbitrational authorities for arbitration or prosecute to local People’s Court.

Clause 5 Validation and Termination of this Contract

1.	This contract shall enter into force upon signing and stamping of both parties.

2.	This contract shall be terminated and invalidated automatically upon the fully implementation of both parties.

Clause 6 Supplemental contract shall be signed and endowed with equal legal efficacy with this contract if there is anything not covered in this contract.

Clause 7 This contract is made in quadruplicate, for which each party will hold two.

Party A: Hainan Hengtian Industry Co., Ltd

Representative:

Party B: Hainan Yubao Feedstuff Co., Ltd

Representative:

Signing Date: October 18th, 2006

Signing Place: Wenchang City